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NationsBank Corporation
Charlotte, NC 28255
Tel 704-386-5000




Pricing Supplement No. 0093 Dated October  3, 1995         Rule 424(b)(2)
(To Prospectus dated February 24, 1995  and                File No. 33-57533
Prospectus Supplement dated February 28, 1995 )

Subordinated Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                         $  35,000,000
Issue Price:                  100.000%    $  35,000,000
Commission or Discount:          .400%    $     140,000
Proceeds to Company:           99.600%    $  34,860,000

Agent:                        Merrill Lynch & Co., as
                              Principal

Original Issue Date:          October  6, 1995

Stated Maturity:              October  6, 2005

CUSIP#:                       63858S-AD-1

Form:                         Book-entry only

Interest Rate:                7.020 % Fixed

Interest Payment Dates:       April 6 and October 6, commencing April 6, 1996

Discount Note?                                                     No
May the Notes be redeemed by the Company prior to maturity?        Yes 10/06/00

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring October 6, 2000 and each Interest Payment Date occuring in October or April thereafter at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 calendar days prior notice.

May the Notes be repaid prior to maturity at the option of the holder?      No